UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 1, 2015

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2015, Pharma-Bio Serv, Inc. (the “Company”) amended the Consulting Agreement, dated January 1, 2014, by and among the Company, Strategic Consultants International, LLC and Elizabeth Plaza (the “Consulting Agreement”).  The amendment extends the term of the Consulting Agreement for an additional year to December 31, 2015.  All other terms and conditions of the Consulting Agreement remain the same.

On January 1, 2015, the Company entered into an Employment Agreement with Victor Sanchez, the President, Chief Executive Officer and President of Europe Operations of the Company (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Sanchez is entitled to receive an annual base salary of $220,000 and such discretionary bonus, stock options and other equity-based incentives as determined by the Compensation Committee of the Company.  Also, Mr. Sanchez is entitled to receive benefits provided to all other executive officers of the Company.

Also, pursuant to the Employment Agreement, if the Company terminates the Employment Agreement and Mr. Sanchez’s employment other than for death, disability or cause, the Company shall (1) pay to Mr. Sanchez within 30 days after the date of termination (a) a  lump-sum severance payment in an amount equivalent to one (1) year of salary at the time of the termination, less legal withholdings, or the severance established by PR labor law No. 80 of May 30, 1976, known as the “Wrongful Discharge Act” (“Ley de Despido Injustificado”), whichever amount is higher; (b) any bonuses that he  may have earned up to the date of his termination, and (c) the value of any unused accrued vacation days, (2) provide executive one (1) year health coverage for the executive and dependents, and (3) provide that any restricted stock units, options or other similar granted awards held by him will become vested and exercisable for a three month period following the termination.  Also, pursuant to the Employment Agreement, in the event of a change of control of the Company in connection with a sale, merger or acquisition of the Company or the Company ceases to be a public company, and is no longer subject to the reporting obligations of the Securities Exchange Act of 1934, as amended, any restricted stock units, options or other similar granted awards held by Mr. Sanchez will become vested and exercisable immediately prior to such event.  If the Employment Agreement is terminated for death, disability or cause, no additional compensation will be payable subsequent to the date of such termination.  The Employment Agreement also includes standard provisions relating to non-competition, non-solicitation and confidentiality.

A copy of the amendment to the Consulting Agreement and Employment Agreement are attached as Exhibit 10.1 and Exhibit 10.2 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Consulting Agreement Amendment, dated January 1, 2015, by and among Pharma-Bio Serv, Inc., Strategic Consultants International, LLC and Elizabeth Plaza.

10.2	Employment Agreement, dated January 1, 2015, by and between Pharma-Bio Serv, Inc. and Victor Sanchez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: January 5, 2015	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer, Vice President Finance and Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement Amendment, dated January 1, 2015, by and among Pharma-Bio Serv, Inc., Strategic Consultants International, LLC and Elizabeth Plaza.

10.2	Employment Agreement, dated January 1, 2015, by and between Pharma-Bio Serv, Inc. and Victor Sanchez.